Exhibit 10.1
Peter C. Georgiopoulos
c/o General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
December 16, 2008
Galileo Holding Corporation
General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
Gentlemen:
     Reference is hereby made to that certain letter agreement, dated October 24, 2008 (the “Letter Agreement”), by and among General Maritime Corporation (to be renamed Historic General Maritime), Galileo Holding Corporation (to be renamed General Maritime Corporation) (“New General Maritime”), and me. Capitalized terms used herein shall have the respective meanings ascribed to them in the Letter Agreement.
     Section 4(f) of the Letter Agreement provides that New General Maritime will enter into a new registration rights agreement, in form and substance reasonably satisfactory to New General Maritime and me, to be effective as of the Effective Date. This letter agreement will confirm our mutual agreement that such new registration rights agreement will be entered into, and will become effective, within a reasonable time after the Effective Date.
     Pursuant to the last sentence of Section 19(g) of the Letter Agreement, if you are in agreement with the foregoing, please indicate such agreement by signing and returning one copy of this letter agreement to me, whereupon this letter agreement will constitute our agreement with respect to the subject matter hereof.
Very truly yours,
Peter C. Georgiopoulos
Confirmed and agreed to
this 16th day of December, 2008:

GALILEO HOLDING CORPORATION		GENERAL MARITIME CORPORATION

By:	/s/ John C. Georgiopoulos	By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos	Name:	John C. Georgiopoulos
Title:	Secretary	Title:	Executive Vice President and Chief Administrative Officer